EXHIBIT 3(i)

ARTICLES OF AMENDMENT OF THE AMENDED
AND RESTATED ARTICLES OF INCORPORATION OF
THE BRINK’S COMPANY

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11, Section 707 of the Code of Virginia, states as follows:

1.	The name of the corporation is THE BRINK’S COMPANY;

2.
The amendments adopted are to amend (i) the first sentence of Article V, Section 1 to read:  “The Board of Directors shall consist of such number of individuals, not less than eight or more than thirteen, as shall be specified in or fixed in accordance with the bylaws of the Corporation.”, and (ii) the second sentence of Article V, Section 2 to read:  “At each annual meeting the successors to directors whose terms shall expire that year shall be elected to a term of three years.”;

3.	The foregoing amendments were adopted by the board of directors on February 22, 2011, and by the shareholders on May 6, 2011;

4.
The amendments were proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9, Article 11, Section 707 of the Code of Virginia; and

	(a)	The designation, number of outstanding shares, and number of votes to be cast by each voting group entitled to vote separately on the amendments were:

		Designation	Number of Outstanding Shares	Number of Votes

		Common Stock	46,593,714	46,593,714

	(b)	The total number of votes cast for and against the amendments by each voting group entitled to vote separately on the amendments was:

		Designation	Total Votes For	Total Votes Against

		Common Stock	42,621,818	1,560,897

	(c)	And the number of votes cast for the amendments by the voting group was sufficient for approval by the voting group.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its authorized officer, this 6th day of May, 2011.

THE BRINK’S COMPANY

By:	/s/ Michael J. McCullough
Name:	Michael J. McCullough
Title:	Secretary
SCC ID: 0261006-1